Exhibit 11

                     MID-ATLANTIC COMMUNITY BANKGROUP, INC.

                 Statement re: computation of per share earnings
                 -----------------------------------------------




                                   1997             1996             1995             1994            1993             1992
                                   ----             ----             ----             ----            ----             ----
PRIMARY
Average shares outstanding        944,333          944,333          774,321         612,081          582,628          470,187
Net effect of dilutive stock
   options--based on the
   treasury stock method using
   average market price            32,978           31,153           20,055          12,708           10,107            6,611
                                   ------           ------           ------          ------           ------            -----

Total                             977,311          975,486          794,376         624,789          592,735          476,798
                                  =======          =======          =======         =======          =======          =======

Net Income                       $415,334       $1,533,934       $1,023,149        $752,133         $336,274         $212,271
                                 ========       ==========       ==========        ========         ========         ========

Per Share Amount                    $0.42            $1.57            $1.29           $1.20            $0.57            $0.45
                                    =====            =====            =====           =====            =====            =====


FULLY DILUTED
Average shares outstanding        944,333          944,333          774,321         612,081          582,628          470,187
Net effect of dilutive stock
   options--based on the
   treasury stock method using
   the year end market price,
   if higher than average
   market price                    35,158           33,763           26,487          15,540           12,103            8,406
                                   ------           ------           ------          ------           ------            -----

Total                             979,491          978,096          800,808         627,621          594,731          478,593
                                  =======          =======          =======         =======          =======          =======

Net Income                       $415,334       $1,533,934       $1,023,149        $752,133         $336,274         $212,271
                                 ========       ==========       ==========        ========         ========         ========

Per Share Amount                    $0.42            $1.57            $1.28           $1.20            $0.57            $0.44
                                    =====            =====            =====           =====            =====            =====
